The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated November 13, 2023

PRICING SUPPLEMENT dated November     , 2023

(To the Prospectus and Prospectus Supplement, each dated
April 13, 2023, Product Supplement no. WF-1-I dated April
13, 2023 and Underlying Supplement no. 1-I dated April 13,
2023)

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270004 and 333-270004-01
JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
Market Linked Securities — Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 28, 2025

■  Linked to an unequally weighted basket composed of the S&P 500® Index (60.00% weighting), the Nasdaq-100 Index® (20.00% weighting) and the Financial Select Sector SPDR® Fund (20.00% weighting) (each referred to as a “basket component”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the principal amount of the securities, depending on the performance of the basket from the starting level to the ending level. The maturity payment amount will reflect the following terms:

■  If the level of the basket increases, you will receive the principal amount plus a positive return equal to 160% of the percentage increase in the level of the basket from the starting level, subject to a maximum return at maturity of at least 20.00% (to be provided in the pricing supplement) of the principal amount. As a result of the maximum return, the maximum maturity payment amount will be at least $1,200.00 per security.

■  If the level of the basket remains flat or decreases but the decrease is not more than the buffer amount of 15%, you will receive the principal amount.

■  If the level of the basket decreases by more than the buffer amount, you will receive less than the principal amount and will have 1-to-1 downside exposure to the decrease in the level of the basket in excess of the buffer amount.

■  Investors may lose up to 85% of the principal amount.

■  The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” on page PS-9 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$25.75	$974.25
Total
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of up to $25.75 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of up to $2.50 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

If the securities priced today, the estimated value of the securities would be approximately $960.60 per security. The estimated value of the securities, when the terms of the securities are set, will be provided in the pricing supplement and will not be less than $940.00 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities — Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 28, 2025

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Basket / Basket Components:	An unequally weighted basket (the “basket”) composed of the following basket components, with the weighting percentages noted parenthetically: the S&P 500® Index (Bloomberg ticker: SPX)(60%) and the Nasdaq-100 Index® (Bloomberg ticker: NDX) (20%) (each referred to as an “Index,” and collectively as the “Indices”) and the Financial Select Sector SPDR® Fund (Bloomberg ticker: XLF) (20%) (the “Fund”) (each of the Indices and the Fund referred to as a “basket component” and collectively as the “basket components”)
Pricing Date[1]:	November 22, 2023
Issue Date[1]:	November 28, 2023
Calculation Day[1,2]:	November 24, 2025
Stated Maturity Date[1,2]:	November 28, 2025
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•      if the ending level is greater than the starting level: $1,000 plus the lesser of:

(i)   $1,000 × basket return × upside participation rate; and

(ii)  the maximum return;

•      if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: $1,000; or

•      if the ending level is less than the threshold level:

$1,000 + [$1,000 × (basket return + buffer amount)]

If the ending level is less than the threshold level, you will have 1-to-1 downside exposure to the decrease in the level of the basket in excess of the buffer amount, and you will lose some, and possibly up to 85%, of the principal amount of your securities at maturity.

Maximum Return:	The “maximum return” will be provided in the pricing supplement and will be at least 20.00% of the principal amount (at least $200.00 per security). As a result of the maximum return, the maximum maturity payment amount will be at least $1,200.00 per security.
Upside Participation Rate:	160%
Basket Return:	The “basket return” is the percentage change from the starting level to the ending level, calculated as follows: ending level – starting level starting level
Buffer Amount:	15%
Threshold Level:	85.00, which is equal to 85% of the starting level
Starting Level:	100.00

Market Linked Securities — Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 28, 2025

Ending Level:

The “ending level” will be calculated based on the weighted returns of the basket components and will be equal to the product of (i) 100 and an amount equal to 1 plus the sum of (A) 60% of the basket component return of the S&P 500® Index; (B) 20% of the basket component return of the Nasdaq-100 Index®; and (C) 20% of the basket component return of the Fund.

Because the S&P 500® Index makes up 60% of the ending level, we expect that generally the market value of your securities and your maturity payment amount will depend to a greater extent on the performance of the S&P 500® Index than the other basket components.

Basket Component Return:

The “basket component return” with respect to each basket component is the percentage change from its initial basket component value to its final basket component value, calculated as follows:

final basket component value – initial basket component value initial basket component value

Initial Basket Component Value:

With respect to the S&P 500® Index: , its closing value on the pricing date

With respect to the Nasdaq-100 Index®: , its closing value on the pricing date

With respect to the Fund: $ , its closing value on the pricing date

Final Basket Component Value:

With respect to the S&P 500® Index: its closing value on the calculation day

With respect to the Nasdaq-100 Index®: its closing value on the calculation day

With respect to the Fund: its closing value on the calculation day

Closing Value:

With respect to each Index, “closing value” has the meaning assigned to “closing level” as set forth under “The Underlyings — Indices — Certain Definitions” in the accompanying product supplement.

With respect to the Fund, “closing value” has the meaning assigned to “fund closing price” as set forth under “The Underlyings — Funds — Certain Definitions” in the accompanying product supplement. The closing value of the Fund is subject to adjustment through the adjustment factor as described in the accompanying product supplement.

Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	48134RJZ2
Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of up to $25.75 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of up to $2.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Expected. In the event that we make any change to the expected pricing date or issue date, the calculation day and/or the stated maturity date may be changed so that the stated term of the securities remains the same.

2 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

Market Linked Securities — Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 28, 2025

Additional Information about the Issuer, the Guarantor and the Securities

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029547/ea152823_424b2.pdf
•	Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities — Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 28, 2025

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Does Not Represent Future Values of the Notes and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the securities will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately three months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The Basket,” “The S&P 500® Index,” “The Nasdaq-100 Index®” and “The Financial Select Sector SPDR® Fund” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Market Linked Securities — Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 28, 2025

Supplemental Terms of the Securities

Any values of the basket components, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the securities. Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

Market Linked Securities — Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 28, 2025

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You anticipate that the ending level will be greater than the starting level, and you are willing and able to accept the risk that, if the ending level is less than the starting level by more than the buffer amount, you will lose up to 85% of the principal amount of your securities at maturity.
▪	You are willing and able to accept that any potential return on the securities is limited to the maximum return.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the basket, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Fund or the securities composing the basket components, nor will you have any voting rights with respect to the Fund or the securities composing the basket components.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You seek an investment that provides for the full repayment of principal at maturity.
▪	You anticipate that the ending level will be less than the starting level, or you are unwilling or unable to accept the risk that, if the ending level is less than the starting level by more than the buffer amount, you will lose up to 85% of the principal amount of your securities at maturity.
▪	You seek an investment with uncapped exposure to any positive performance of the basket.
▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the basket, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the Fund or the securities composing the basket components.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement and the “Risk Factors” sections in the accompanying prospectus supplement and product supplement. For more information about the basket and the basket components, please see the sections titled “The Basket,” “The S&P 500® Index,” “The Nasdaq-100 Index®” and “The Financial Select Sector SPDR® Fund” below.

Market Linked Securities — Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 28, 2025

Determining the Maturity Payment Amount

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities — Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 28, 2025

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the basket, the basket components or their components. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Ending Level Is Less Than the Threshold Level, You Will Lose Up to 85% of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. The return on the securities at maturity is linked to the performance of the basket and will depend on whether, and the extent to which, the basket has appreciated or depreciated. If the ending level is less than the threshold level, you will lose 1% of the principal amount of the securities for every 1% that the ending level is less than the threshold level (expressed as a percentage of the starting level). Accordingly, under these circumstances, you will lose up to 85% of your principal amount at maturity.
•	Your Return Will Be Limited to the Maximum Return and May Be Lower Than the Return on a Direct Investment in the Securities Composing the Basket — If the ending level is greater than the starting level, for each $1,000 security, you will receive at maturity $1,000 plus an additional return that will not exceed the maximum return, regardless of the appreciation of the basket, which may be significant. Therefore, your return on the securities may be lower than the return on a direct investment in the securities composing the basket. Furthermore, the effect of the upside participation rate will be progressively reduced for all ending levels exceeding the ending level at which the maximum return is reached.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
•	Changes in the Values of the Basket Components May Offset Each Other — The securities are linked to an unequally weighted Basket consisting of the basket components. Movements in the values of the basket components may or may not be correlated with each other. At a time when the value of one basket component increases, the values of one or more of the other basket components may not increase as much or may even decline. Therefore, in calculating the ending level, an increase in the value of one basket component may be moderated, or more than offset, by a lesser increase or decline in the values of one or more of the other basket components. There can be no assurance that the ending level will be higher than the starting level. Even if one basket component appreciates significantly over the term of the securities, you may lose some or most of your principal amount at stated maturity. In addition, because the basket components are unequally weighted, increases in the final basket component values of the lower-weighted basket components may be offset by even small decreases in the final basket component value of the more heavily weighted basket component.
•	Correlation of Performances Among the Basket Components May Reduce the Performance of the Securities — There may be high correlation of movements in the basket components during periods of negative returns, which could have an adverse effect on your return on the securities. However, the movements in the basket components may become uncorrelated in the future. Accordingly, at a time when the value of one basket component increases, the values of one or more of the other basket components may not increase as much or may even decline. See “— Changes in the Values of the Basket Components May Offset Each Other” above.
•	No Interest or Dividend Payments or Voting Rights — As a holder of the securities, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Fund or the securities included in or held by basket components would have.

Market Linked Securities — Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 28, 2025

•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
•	The Final Terms and Estimated Valuation of the Securities Will Be Provided in the Pricing Supplement — You should consider your potential investment in the securities based on the minimums for the estimated value of the securities and the maximum return.
•	The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax Considerations” below and “Risk Factors — Risks Relating to the Notes Generally — The tax consequences of an investment in the notes are uncertain” in the accompanying product supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	The Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

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•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the level of the basket, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the basket components;
•	the time to maturity of the securities;
•	the dividend rates on the equity securities included in or held by the basket components;
•	the occurrence of certain events affecting the Fund that may or may not require an adjustment to the adjustment factor of the Fund;
•	interest and yield rates in the market generally;
•	the actual and expected positive or negative correlation among the basket components, or the actual or expected absence of any such correlation; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Basket

•	Each of JPMorgan Chase & Co. and Wells Fargo & Company (the Parent Company of WFS) Is Currently One of the Companies that Make Up the S&P 500® Index, the Fund and Its Fund Underlying Index — Each of JPMorgan Chase & Co. and Wells Fargo & Company (the parent company of WFS) is currently one of the companies that make up the S&P 500® Index, the Fund and its fund underlying index. JPMorgan Chase & Co. and Wells Fargo & Company will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the S&P 500® Index, the Fund, its fund underlying index or the securities.

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•	The Securities Are Subject to Non-U.S. Securities Risk with Respect to the Nasdaq-100 Index® — Some of the equity securities included in the Nasdaq-100 Index® have been issued by non-U.S. companies. Investments in notes linked to the value of such non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities.
•	There Are Risks Associated with the Fund — Although shares of the Fund are listed for trading on a securities exchange and a number of similar products have been trading on a securities exchange for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Fund or that there will be liquidity in the trading market. The Fund is subject to management risk, which is the risk that the investment strategies of the Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the shares of the Fund and, consequently, the value of the securities.
•	The Performance and Market Value of the Fund, Particularly During Periods of Market Volatility, May Not Correlate with the Performance of the Fund’s Fund Underlying Index As Well As the Net Asset Value Per Share — The Fund does not fully replicate its fund underlying index (as defined under “The Financial Select Sector SPDR® Fund” below) and may hold securities different from those included in its fund underlying index. In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of its fund underlying index. All of these factors may lead to a lack of correlation between the performance of the Fund and its fund underlying index. In addition, corporate actions with respect to the equity securities underlying the Fund (such as mergers and spin-offs) may impact the variance between the performances of the Fund and its fund underlying index. Finally, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Fund may differ from the net asset value per share of the Fund.

During periods of market volatility, securities underlying the Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund. For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of its fund underlying index as well as the net asset value per share of the Fund, which could materially and adversely affect the value of the securities in the secondary market and/or reduce any payment on the securities.

•	The Securities Are Subject to Risks Associated with the Financial Sector with Respect to the Fund — All or substantially all of the equity securities held by the Fund are issued by companies whose primary line of business is directly associated with the financial sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Financial services companies are subject to extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when these companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities) or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the financial sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate. These factors could affect the financial sector and could affect the value of the equity securities held by the Fund and the price of the Fund during the term of the securities, which may adversely affect the value of your securities.
•	The Anti-Dilution Protection for the Fund Is Limited and May Be Discretionary — The calculation agent will, in its sole discretion, adjust the adjustment factor, which will be set initially at 1.0, of the Fund for certain events affecting the Fund, such as stock splits. However, the calculation agent is not required to make an adjustment for every event that can affect the Fund. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any dilutive or concentrative effect, but the calculation agent is under no obligation to do so.
•	The Maturity Payment Amount Will Depend upon the Performance of the Basket and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.
•	You Will Have No Ownership Rights in the Basket Components or Any of the Securities Underlying the Basket Components. Investing in the securities is not equivalent to investing directly in the basket components or any of

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the securities underlying the basket components or exchange-traded or over-the-counter instruments based on any of the foregoing. As an investor in the securities, you will not have any ownership interests or rights in any of the foregoing.

•	Historical Values of the Basket and the Basket Components Should Not Be Taken as an Indication of the Future Performance of the Basket and the Basket Components During the Term of the Securities.
•	The Sponsor of an Index May Adjust that Index in a Way that Affects Its Value, and No Index Sponsor Has an Obligation to Consider Your Interests.
•	The Policies of the Investment Adviser for the Fund, and the Sponsor of Its Fund Underlying Index, Could Affect the Value of, and Any Amount Payable on, the Securities.
•	We Cannot Control Actions by Any of the Unaffiliated Companies Whose Securities Are Included in or Held by the Basket Components.
•	We and Our Affiliates Have No Affiliation with the Index Sponsor of an Index or the Sponsor of the Fund and Have Not Independently Verified Its Public Disclosure of Information.

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Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the maturity payment amount for a security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting level or threshold level.

The hypothetical initial basket component value of each basket component of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial basket component value of that basket component. The actual initial basket component value of each basket component will be its closing value on the pricing date and will be specified in the pricing supplement. For historical data regarding the actual closing values of the basket components, please see the historical information set forth under “The S&P 500® Index”, “The Nasdaq-100 Index®” and “The Financial Select Sector SPDR® Fund” in this pricing supplement.

The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The payout profile, return table and examples below do not take into account any tax consequences from investing in the securities. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Upside Participation Rate:	160.00%
Hypothetical Maximum Return:	20.00% per security (the lowest maximum return)
Starting Level:	100.00
Threshold Level:	85.00 (85% of the starting level)
Hypothetical Initial Component Value:	For each basket component, 100.00
Buffer Amount:	15%

Hypothetical Payout Profile

160% of Basket Return,
subject to the maximum return
20.00%
15% Buffer
-15%
Security Return at Maturity
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Basket Return at Maturity
Hypothetical Security Return
Hypothetical Basket Return

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Hypothetical Returns

Hypothetical ending level	Hypothetical basket return	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
200.00	100.00%	$1,200.00	20.00%
175.00	75.00%	$1,200.00	20.00%
150.00	50.00%	$1,200.00	20.00%
140.00	40.00%	$1,200.00	20.00%
130.00	30.00%	$1,200.00	20.00%
120.00	20.00%	$1,200.00	20.00%
112.50	12.50%	$1,200.00	20.00%
110.00	10.00%	$1,160.00	16.00%
105.00	5.00%	$1,080.00	8.00%
102.50	2.50%	$1,040.00	4.00%
100.00	0.00%	$1,000.00	0.00%
97.50	-2.50%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
85.00	-15.00%	$1,000.00	0.00%
84.00	-16.00%	$990.00	-1.00%
80.00	-20.00%	$950.00	-5.00%
70.00	-30.00%	$850.00	-15.00%
60.00	-40.00%	$750.00	-25.00%
50.00	-50.00%	$650.00	-35.00%
25.00	-75.00%	$400.00	-60.00%
0.00	-100.00%	$150.00	-85.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the principal amount of $1,000.

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Hypothetical Examples

Example 1. Maturity payment amount is greater than the principal amount and reflects a return that is less than the maximum return:

	S&P 500® Index	Nasdaq-100 Index®	Financial Select Sector SPDR® Fund
Hypothetical initial basket component value:	100.00	100.00	$100.00
Hypothetical final basket component value:	110.00	110.00	$105.00
Hypothetical basket component return (final basket component value – initial basket component value)/ initial basket component value:	10.00%	10.00%	5.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (10.00% × 60.00%) + (10.00% × 20.00%) + (5.00% × 20.00%)] = 109.00

Because the hypothetical ending level is greater than the hypothetical starting level, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal to the lesser of:

(i)	$1,000 × basket return × upside participation rate

$1,000 × 9.00% × 160.00%

= $144.00; and

(ii)	the maximum return of $200.00

On the stated maturity date, you would receive $1,144.00 per security.

Example 2. Maturity payment amount is greater than the principal amount and reflects a return equal to the maximum return:

	S&P 500® Index	Nasdaq-100 Index®	Financial Select Sector SPDR® Fund
Hypothetical initial basket component value:	100.00	100.00	$100.00
Hypothetical final basket component value:	160.00	140.00	$130.00
Hypothetical basket component return (final basket component value – initial basket component value)/ initial basket component value:	60.00%	40.00%	30.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (60.00% × 60.00%) + (40.00% × 20.00%) + (30.00% × 20.00%)] = 150.00

Because the hypothetical ending level is greater than the hypothetical starting level, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal to the lesser of:

(i)	$1,000 × basket return × upside participation rate

$1,000 × 50.00% × 160.00%

= $800.00; and

(ii)	the maximum return of $200.00

On the stated maturity date, you would receive $1,200.00 per security, which is the maximum maturity payment amount.

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In addition to limiting your return on the securities, the maximum return limits the positive effect of the upside participation rate. If the ending level is greater than the starting level, you will participate in the performance of the basket at a rate of 160% up to a certain point. However, the effect of the upside participation rate will be progressively reduced for ending levels that are greater than 112.50% of the starting level (assuming a maximum return of 20.00% or $200.00 per security, the lowest maximum return) since your return on the securities for any ending level greater than 112.50% of the starting level will be limited to the maximum return.

Example 3. Maturity payment amount is equal to the principal amount:

	S&P 500® Index	Nasdaq-100 Index®	Financial Select Sector SPDR® Fund
Hypothetical initial basket component value:	100.00	100.00	$100.00
Hypothetical final basket component value:	95.00	90.00	$80.00
Hypothetical basket component return (final basket component value – initial basket component value)/ initial basket component value:	-5.00%	-10.00%	-20.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-5.00% × 60.00%) + (-10.00% × 20.00%) + (-20.00% × 20.00%)] = 91.00

Because the hypothetical ending level is less than the hypothetical starting level, but not by more than the buffer amount, you would not lose any of the principal amount of your securities.

On the stated maturity date, you would receive $1,000.00 per security.

Example 4. Maturity payment amount is less than the principal amount:

	S&P 500® Index	Nasdaq-100 Index®	Financial Select Sector SPDR® Fund
Hypothetical initial basket component value:	100.00	100.00	$100.00
Hypothetical final basket component value:	10.00	105.00	$115.00
Hypothetical basket component return (final basket component value – initial basket component value)/ initial basket component value:	-90.00%	5.00%	15.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-90.00% × 60.00%) + (5.00% × 20.00%) + (15.00% × 20.00%)] = 50.00

Because the hypothetical ending level is less than the hypothetical starting level by more than the buffer amount, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to:

$1,000 + [$1,000 × (basket return + buffer amount)]

$1,000 + [$1,000 × (-50.00% + 15%)]

= $650.00

On the stated maturity date, you would receive $650.00 per security.

This example illustrates the disproportionate effect that the performance of the S&P 500® Index will have on the maturity payment amount.

If the ending level is less than the threshold level, you will have 1-to-1 downside exposure to the decrease in the level of the basket in excess of the buffer amount, and you will lose some, and possibly up to 85%, of the principal amount of your securities at maturity.

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The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

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The Basket

The basket will represent a portfolio of the following basket components, with the return of each basket component having the weighting noted parenthetically: the S&P 500® Index (60%), the Nasdaq-100 Index® (20%) and the Financial Select Sector SPDR® Fund (20%). The level of the basket will increase or decrease depending upon the aggregate performance of the basket components. For more information regarding the basket components, see “The S&P 500® Index,” “The Nasdaq-100 Index®” and “The Financial Select Sector SPDR® Fund.” The basket does not reflect the performance of all major securities markets.

While historical information on the level of the basket does not exist, the following graph sets forth the hypothetical historical daily levels of the basket for the period from January 2, 2018 through November 9, 2023, assuming that the basket was constructed on January 2, 2018 with a starting level of 100 and that each of the basket components had the applicable weighting as of that day. We obtained the closing values used in the graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.

The hypothetical historical basket levels, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the levels of the basket during any period shown below is not an indication that the percentage change in the level of the basket is more likely to be positive or negative during the term of the securities. The hypothetical historical levels do not give an indication of future levels of the basket.

There can be no assurance that the performance of the basket will not result in a loss of the principal amount of the securities.

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The S&P 500® Index

The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information about the basket, see “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the S&P 500® Index based on the daily historical closing values of the S&P 500® Index from January 2, 2018 through November 9, 2023. The closing value of the S&P 500® Index on November 9, 2023 was 4,347.35. We obtained the closing levels above and below from Bloomberg, without independent verification.

The historical closing values of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing value of the S&P 500® Index on the pricing date or the calculation day. There can be no assurance that the performance of the S&P 500® Index will not result in a loss of the principal amount of the securities.

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The Nasdaq-100 Index®

The Nasdaq-100 Index® is a modified market capitalization-weighted index of 100 of the largest non-financial securities listed on The Nasdaq Stock Market based on market capitalization. For additional information about the Index, see “Equity Index Descriptions — The Nasdaq-100 Index®” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Nasdaq-100 Index® based on the daily historical closing values of the Nasdaq-100 Index® from January 2, 2018 through November 9, 2023. The closing value of the Nasdaq-100 Index® on November 9, 2023 was 15,187.90. We obtained the closing levels above and below from Bloomberg, without independent verification.

The historical closing values of the Nasdaq-100 Index® should not be taken as an indication of future performance, and no assurance can be given as to the closing value of the Nasdaq-100 Index® on the pricing date or the calculation day. There can be no assurance that the performance of the Nasdaq-100 Index® will not result in a loss of the principal amount of the securities.

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The Financial Select Sector SPDR® Fund

The Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Financial Select Sector Index, which we refer to as the fund underlying index with respect to the Fund. The Financial Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® financial sector of the S&P 500® Index, which currently includes companies in the following industries: financial services; insurance; banks; capital markets; mortgage real estate investment trusts (“REITs”); and consumer finance. For additional information about the Fund, see “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Fund based on the daily historical closing prices of the Fund from January 2, 2018 through November 9, 2023. The closing price of the Fund on November 9, 2023 was $33.53. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the Fund, such as stock splits.

The historical closing prices of the Fund should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the Fund on the pricing date or the calculation day. There can be no assurance that the performance of the Fund will not result in a loss of the principal amount of the securities.

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Tax Considerations

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. WF-1-I.  The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement.  Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price.  The securities could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the securities that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the securities.  Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the securities.  Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

However, the IRS or a court may not respect the treatment of the securities described above, in which case the timing and character of any income or loss on the securities could be materially and adversely affected.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime described above.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities.  Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations.  Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2025 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”).  Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m).  Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.  If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.